EXHIBIT 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Cristiano Germinaro, the Chairman, President, Chief Executive Officer, and Director of NetFabric Holdings, Inc (the “Registrant”), certifies, under the standards set forth and solely for the purposes of 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge, the Annual Report on Form 10-K of the Registrant for the year ended December 31, 2010 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in that Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

March 3, 2011

/s/ Cristiano Germinaro
Name: Cristiano Germinaro Title: Chairman, President, Chief Executive Officer and Director
(Principal Executive Officer)

A signed original of this written statement required by Section 906 has been provided to NetFabric Holdings, Inc. and will be retained by NetFabric Holdings, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.